UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

October 1, 2019

Grocery Outlet Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5650 Hollis Street

Emeryville, California 94608

(510) 845-1999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by Grocery Outlet Holding Corp., a Delaware corporation (the “Company”), in connection with the matters described herein. References to “we” and “our” herein refer to the Company.

Item 8.01 Other Events.

(a) On October 1, 2019, the Company issued a press release announcing the waiver of lock-up restrictions imposed by BofA Merrill Lynch and Morgan Stanley, the lead book-running managers in the Company’s recent public sale of 19,765,625 shares of common stock, with respect to certain shares of the Company’s common stock held by H&F Globe Investor LP and certain officers and directors. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(b) On October 1, 2019, the Company issued a press release announcing a secondary offering of shares of its common stock, par value $0.001 per share, held by certain selling stockholders of the Company. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(c)

Preliminary Financial and Operational Information

The following information reflects our preliminary expectations of results for the thirteen weeks ended September 28, 2019, based on currently available information. We have provided ranges, rather than specific amounts, for the financial results below, primarily because our financial closing procedures for the thirteen weeks ended September 28, 2019 have just commenced and, as a result, we expect that our final results upon completion of our closing procedures may vary from the preliminary estimates included herein. For instance, we have not begun review of most account reconciliations or expense accruals, or prepared notes to our financial statements. These reconciliations and reviews include financial statement accounts such as cash, inventory, lease-related assets and liabilities and deferred income tax, as well as expense accruals including our cost of sales accruals, insurance claim reserves, stock-based compensation, public company costs and other operating expenses, which we are currently estimating. Our consolidated financial statements for the thirteen weeks ended September 28, 2019 will be included in our Quarterly Report on Form 10-Q for such period.

Preliminary Financial Results

Although the financial results for the thirteen weeks ended September 28, 2019 are not yet finalized, we estimate that the financial results will fall within the following ranges, as compared to the thirteen weeks ended September 29, 2018:

	Thirteen Weeks Ended
	September 29, 2018	September 28, 2019
	Actual	Low	High
	(in thousands)
Net sales	$576,843	$652,540	$652,540
Net income	$7,669	$8,928	$9,648
Adjusted EBITDA	$39,026	$42,000	$43,000
Comparable store sales growth	4.2%	5.8%	5.8%

We expect to report net sales for the thirteen weeks ended September 28, 2019 of $652.5 million compared to $576.8 million for the thirteen weeks ended September 29, 2018, an increase of $75.7 million or 13.1%. The increase in net sales for the thirteen weeks ended September 28, 2019 compared to the same period of 2018 is primarily due to non-comparable store sales growth attributable to the net 30 stores opened over the last 12 months as well as an increase in comparable store sales. We expect to report that comparable store sales increased 5.8% for the thirteen weeks ended September 28, 2019 compared to the same period of 2018 driven by increases in both the number of customer transactions and average transaction size. We estimate that net income for the thirteen weeks ended September 28, 2019 will be between $8.9 million and $9.6 million, compared to $7.7 million for the thirteen weeks ended September 29, 2018, an increase of $1.6 million or 21.1%, calculated using the midpoint of the range. We estimate that adjusted EBITDA for the thirteen weeks ended September 28, 2019 will be between $42.0 million and $43.0 million compared to $39.0 million for the thirteen weeks ended September 29, 2018, an increase of $3.5 million or 8.9% calculated using the midpoint of the range. Our adjusted EBITDA estimate for the thirteen weeks ended September 28, 2019 includes approximately $2.0 million of additional costs to comply with public company requirements that were not incurred in the prior year including incremental insurance, accounting, and legal expense as well as costs required to comply with the Sarbanes-Oxley Act.

Preliminary Operational Results

Although the operational results for the thirteen weeks ended September 28, 2019 are not yet finalized, we estimate that the operational results will be as follows, as compared to the thirteen weeks ended September 29, 2018:

	As of
	September 29, 2018	September 28, 2019
Number of new stores	8	8
Number of stores open at end of period	307	337

We opened eight new stores and closed one store during the thirteen weeks ended September 28, 2019, compared to eight new stores opened and one closure during the thirteen weeks ended September 29, 2018. As of September 28, 2019, we operated 337 stores, compared to 307 stores as of September 29, 2018.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is a non-GAAP measure used by management to measure our operating performance. The following table provides a reconciliation from our preliminary estimates of net income to preliminary estimates of EBITDA and preliminary estimates of adjusted EBITDA for the thirteen weeks ended September 28, 2019 (at the low end and high end of the estimated ranges set forth above) and the thirteen weeks ended September 29, 2018. In addition, please see below under “EBITDA and Adjusted EBITDA” for additional information as to how we define EBITDA and adjusted EBITDA, the reasons why we include these measures and certain limitations to their use.

	Thirteen Weeks Ended
	September 29, 2018	September 28, 2019
	Actual	Low	High
	(in thousands)
Net income	$7,669	$8,928	$9,648
Interest expense, net	13,526	7,500	7,500
Income tax expense	2,892	3,472	3,752
Depreciation and amortization expenses	11,903	14,000	14,000

EBITDA	35,990	33,900	34,900
Stock-based compensation expenses (a)	121	3,000	3,000
Debt extinguishment and modification costs (b)	—	500	500
Non-cash rent (c)	2,201	1,800	1,800
Asset impairment and gain or loss on disposition (d)	51	400	400
New store pre-opening expenses (e)	337	400	400
Provision for accounts receivable reserves (f)	(106)	500	500
Other (g)	432	1,500	1,500

Adjusted EBITDA	$39,026	$42,000	$43,000

(a)

Consists primarily of estimated non-cash stock compensation expense for the thirteen weeks ended September 28, 2019, with the remainder representing dividend cash payments made in respect of vested options as a result of dividends declared in connection with our June 2016 recapitalization and our October 2018 recapitalization. We expect to pay an additional $4.2 million in the aggregate on options as they vest in respect of such dividends, of which $3.4 million is expected to be paid in the remainder of fiscal year 2019.

(b)	Represents debt modification costs related to the write-off of debt issuance costs and non-capitalizable expenses related to the refinancing of our first lien credit facility.

(c)

Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under GAAP exceeds or is less than our cash rent payments. The adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth in recent years.

(d)	Represents impairment charges with respect to planned store closures and gains or losses on dispositions of assets in connection with store transitions to new IOs.

(e)	Includes marketing, occupancy and other expenses incurred in connection with store grand openings, including costs that will be the IO’s responsibility after store opening.

(f)	Represents non-cash changes in reserves related to our IO notes and accounts receivable.

(g)

Other non-recurring, non-cash or discrete items as determined by management, including offering and transaction-related costs, personnel-related costs, strategic project costs, legal expenses and miscellaneous costs.

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance. EBITDA and adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use EBITDA and adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. In addition, we use EBITDA to supplement United States Generally Accepted Accounting Principles (“GAAP”) measures of performance to evaluate our performance in connection with compensation decisions. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate our operating results. We believe that excluding items from operating income and net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define EBITDA as net income before net interest expense, income taxes and depreciation and amortization expenses. Adjusted EBITDA represents EBITDA adjusted to exclude stock-based compensation expense, purchase accounting inventory adjustments, debt extinguishment and modification costs, non-cash rent, asset impairment and gain or loss on disposition, new store pre-opening expenses, dead rent for acquired leases, provision for accounts receivable reserves and other expenses. EBITDA and adjusted EBITDA are non-GAAP measures and may not be comparable to similar measures reported by other companies. EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. We address the limitations of the non-GAAP measures through the use of various GAAP measures. In the future we may incur expenses or charges such as those added back to calculate adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by such item.

Inclusion of Preliminary Financial and Operational Information

The preliminary financial and operational information included in this Current Report on Form 8-K reflect management’s estimates based solely upon information available to us as of the date of this Current Report on Form 8-K and are the responsibility of management. The preliminary consolidated financial results presented above are not a comprehensive statement of our financial results for the thirteen weeks ended September 28, 2019 and have not been audited, reviewed, or compiled by our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”). Accordingly, Deloitte does not express an opinion and assumes no responsibility for and disclaims any association with such preliminary consolidated financial results. The preliminary consolidated financial results presented above are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual results for the thirteen weeks ended September 28, 2019 will not be available until after the date of this Current Report on Form 8-K and may differ materially from these estimates. Accordingly, you should not place undue reliance upon these preliminary financial results. For example, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated consolidated financial results presented above may be identified. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

California Enactment of AB-5

On September 18, 2019, the California state legislature enacted AB-5, a bill that amended the California Labor Code, California Unemployment Insurance Code and wage orders of the California Industrial Welfare Commission to provide that a person providing labor or services for remuneration shall be considered an employee rather than an independent contractor unless the hiring entity can demonstrate that certain conditions are met. Those conditions include the fact that the worker is free from the control and direction of the hiring entity in connection with the performance of the work, the person performs work that is outside the usual course of the hiring entity’s business, and the person is customarily engaged in an independently established trade, occupation, or business. Under our business model, the independent operators (“IOs”) are independent contractors and their employees are solely employed by them. The IOs are responsible for the payment of their employee’s wages and benefits in accordance with applicable local law. While this test is narrower than what was the traditional standard for employee/independent contractor classification in California, and while there has not been any guidance regarding its application due to AB-5’s recent adoption, we believe it is still appropriate to classify the California-based IOs as independent contractors.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management’s current views and estimates regarding the prospects of the industry and the Company’s prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements include our expectations regarding our financial and operational information as of and for the thirteen weeks ended September 28, 2019 after the completion of our closing procedures. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct. The following factors are among those that may cause actual results to differ materially from the forward looking statements: failure of suppliers to consistently supply us with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; changes affecting the market prices of the products we sell; failure to open, relocate or remodel stores on schedule; risks associated with newly opened stores; risks associated with economic conditions; competition in the retail food industry; inability to retain the loyalty of our customers; costs and implementation difficulties associated with marketing, advertising and promotions; failure to maintain our reputation and the value of our brand, including protecting our intellectual property; any significant disruption to our distribution network, the operations of our distributions centers and our timely receipt of inventory; movement of consumer trends toward private labels and away from name-brand products; inability to maintain sufficient levels of cash flow from our operations; risks associated with leasing substantial amounts of space; failure to maintain the security of information we hold relating to personal information or payment card data of our customers, employees and suppliers; failure to participate effectively or at all in the growing online retail marketplace; material disruption to our information technology systems; risks associated with products we and our independent operators (“IOs”) sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; unexpected costs and negative effects associated with our insurance program; inability to attract, train and retain highly qualified employees; difficulties associated with labor relations; loss of our key personnel or inability to hire additional qualified personnel; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; impairment of goodwill and other intangible assets; any significant decline in our operating profit and taxable income; risks associated with tax matters; natural disasters and unusual weather conditions (whether or not caused by climate change), pandemic outbreaks, terrorist acts, global political events and other serious catastrophic events; economic downturns or natural or man-made disasters in geographies where our stores are located; management’s limited experience managing a public company; risks associated with IOs being consolidated into our financial statements; failure of our IOs to successfully manage their business; failure of our IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of our IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against our IOs; legal challenges to the independent contractor business model; failure to maintain positive relationships with our IOs; risks associated with actions our IOs could take that could harm our business; the significant influence of certain significant investors over us; our ability to generate cash flow to service our substantial debt obligations; and the other factors discussed under “Risk Factors” in the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) on June 20, 2019. For a more detailed discussion of the risks, uncertainties and other factors that could cause actual results to differ, please refer to the “Risk Factors” the Company previously disclosed in its prospectus filed with the SEC on June 20, 2019, and in its Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2019, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. The Company’s prospectus and periodic filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release entitled “Grocery Outlet Holding Corp. Announces Waiver of Lock-up Restrictions”

99.2	Press release entitled “Grocery Outlet Holding Corp. Announces Secondary Offering of Shares of Common Stock”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

By:	/s/ Pamela B. Burke
Name:	Pamela B. Burke
Title:	Chief Administrative Officer, General Counsel and Secretary

Date: October 1, 2019